             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11





                                                                                Three Months Ended
                                                                                   September 30,
                                                                         ---------------------------------
                                                                            1995                  1994
                                                                         -----------           -----------
PRIMARY
-------

Net income                                                                $  450,900            $  845,400

Less preferred stock dividends                                               (62,000)              (81,300)
                                                                          ----------            ----------

Income applicable to common shares                                        $  388,900            $  764,100
                                                                          ==========            ==========

Weighted average number of common shares outstanding                      12,891,943            12,298,423

Add - common equivalent shares:

     Shares issuable upon exercise of options to
         purchase common stock                                                10,765                 5,760
                                                                          ----------            ----------

     Weighted average number of common shares used in
         computation of primary earnings per common share                 12,902,708            12,304,183
                                                                          ==========            ==========

Primary earnings per common share                                         $      .03            $      .06
                                                                          ==========            ==========

FULLY DILUTED
-------------

Net income                                                                $  450,900            $  845,400

Less preferred stock dividends                                               (62,000)              (81,300)
                                                                          ----------            ----------

Income applicable to common shares                                        $  388,900            $  764,100
                                                                          ==========            ==========

Weighted average number of common shares outstanding                      12,891,943            12,298,423

Add - common equivalent shares:

     Shares issuable upon exercise of options to
         purchase common stock                                                11,950                 6,511
                                                                          ----------            ----------

     Weighted average number of common shares used in
         computation of fully diluted earnings per
         common share                                                     12,903,893            12,304,934
                                                                          ==========            ==========

Fully diluted earnings per common share                                   $      .03            $      .06
                                                                          ==========            ==========





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